Exhibit 99.1
Delek US Holdings Reports First Quarter 2022 Results

•Reported first quarter net income of $6.6 million or $0.09 per share and Adjusted EBITDA of $172.8 million
•Completed $64 million share acquisition from the Icahn Group at $18.30/share, reducing shares outstanding by ~5%
•Planned acquisition of 3Bear places us well on-track to achieve midstream EBITDA target of $365 - $395 million
•Accelerating Permian Gathering activity provides growth opportunities and potential for attractive crude discounts
•Positioned to capture robust energy environment with no major turnaround activity planned in 2022
•Retrospectively transitioned Tyler, TX refinery from LIFO to FIFO inventory accounting methodology
•Maintained strong balance sheet with $854 million of cash as of March 31, 2022

BRENTWOOD, Tenn.-- May 3, 2022 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) today announced financial results for its first quarter ended March 31, 2022. Delek US reported a first quarter 2022 net income of $6.6 million, or $0.09 per share, versus net loss of $(70.0) million, or $(0.95) per share, for the quarter ended March 31, 2021. On an adjusted basis, Delek US reported Adjusted net income of $42.9 million, or $0.58 per share, for the first quarter 2022. This compares to Adjusted net loss of $(80.2) million, or $(1.08) per share, in the prior year. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $172.8 million for the first quarter compared to Adjusted EBITDA of $12.6 million in the prior year.
Uzi Yemin, Chairman, President and Chief Executive Officer of Delek US, stated, "The refining landscape has improved dramatically from the pandemic driven downturn over the past couple of years and our team is optimistic on the outlook for 2022. Our refining portfolio has no major planned maintenance this year, positioning us well to capture elevated margins. The robust macro environment provided us with confidence to repurchase ~5% of Delek stock from the Icahn Group in March. We will continue to look for opportunities to enhance our balance sheet and return cash to shareholders throughout the year."
Mr. Yemin continued, "Permian Gathering activity at Delek Logistics Partners is reflecting a significant ramp-up sequentially and we expect volumes to approximately double from the fourth quarter of last year to the fourth quarter of this year. Strong producer demand and increasing drilling activity paves the way for attractive crude discounts into the future and also helps underpin DKL’s planned acquisition of 3Bear Delaware Holding – NM, LLC. This transaction puts DK on pace to achieve its consolidated midstream EBITDA target of $365 - $395 million, increases DKL third-party revenue, helps DKL become a larger, more scalable entity, diversifies its geography within the Permian Basin and expands the company’s product mix. Delek’s assets are performing well and we are back to a position of pursuing growth through both organic and inorganic opportunities."
Liquidity
As of March 31, 2022, Delek US had a cash balance of $854.1 million and total consolidated long-term debt of $2,212.8 million, resulting in Net debt of $1,358.7 million. As of March 31, 2022, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $2.7 million of cash and $905.5 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had approximately $851.4 million in cash and $1,307.3 million of long-term debt, or a $455.9 million Net debt position.
Consolidated Results
Net income attributable to Delek in the first quarter 2022 was $6.6 million compared to $(70.0) million net loss in the first quarter 2021. On an adjusted basis, Adjusted net income was $42.9 million in the first quarter 2022 compared to Adjusted net loss of $(80.2) million in the first quarter 2021. The $123.1 million improvement in Adjusted net income is primarily attributable to improvements in refining operating results and contribution margins compared to the prior year quarter, including the impact of higher refining utilization rates during the current quarter compared to the prior period, where last year we had outages related to turnaround activities, a fire at our El Dorado refinery and the effects of Winter Storm Uri, combined with significantly improved crack spreads. See below for further discussion of operating results and contribution margin across our segments.

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Refining Segment Results
Refining contribution margin increased to $96.9 million in the first quarter 2022 from $10.4 million in the first quarter 2021, while Adjusted segment contribution margin was $152.9 million in the first quarter 2022 compared to $(3.9) million in the first quarter 2021. On a year-over-year basis, our refining segment results were favorably impacted by increased demand, attributable in part to low clean product inventories and continued macroeconomic improvements around the pandemic combined with the impact of sanctions on Russian oil supply, as well as the corresponding improvements in crack spreads. Absent significant outages (such as those caused by Winter Storm Uri, the refinery fire and turnaround activities in first quarter 2021), we experienced marked improvements in our refining utilization rates compared to the prior year period. Additionally, during the first quarter 2022, Delek US's benchmark crack spreads were up an average of approximately 84.2% from prior-year levels, though the refineries' ability to capture crack spread increases continues to be negatively impacted by higher RIN costs year over year and the continued burden of the RFS program on our small refineries.
Logistics Segment Results
The logistics segment contribution margin in the first quarter 2022 was $62.3 million compared to $56.9 million in the first quarter 2021, where Adjusted segment contribution margin was $62.1 million compared to $56.7 million in the prior year quarter. Overall performance benefited from an increase in utilization on assets supporting the Big Spring Refinery and increased throughput on joint venture pipelines.
Retail Segment Results
For the first quarter 2022, contribution margin, on both a GAAP and Adjusted basis, was $13.8 million compared to $16.7 million and $16.7 million on a GAAP and Adjusted basis, respectively, in the prior-year period for the retail segment. Merchandise sales were approximately $69.7 million with an average retail margin of 34.6% in the first quarter 2022, compared to merchandise sales of approximately $74.6 million with an average retail margin of 32.7% in the prior-year period. Approximately 39.5 million retail fuel gallons were sold at an average margin of $0.31 per gallon in the first quarter 2022 compared to 39.8 million retail fuel gallons sold at an average margin of $0.35 per gallon in the first quarter 2021. In the first quarter 2022, the average merchandise store count was 248 compared to 253 in the prior-year period. On a same-store-sales basis in the first quarter 2022, merchandise sales decreased (5.2)% and fuel gallons sold increased 0.8% compared to the prior-year period.
Corporate and Other Activity
Contribution margin from Corporate, Other and Eliminations was a loss of $33.3 million in the first quarter 2022 compared to a loss of $19.9 million in the prior-year period, where Adjusted contribution margin was a $30.9 million loss compared to a $19.7 million loss in the same quarter of 2021, and where these amounts include inter-segment eliminations.
The Wink-to-Webster crude oil pipeline, currently flowing through the consolidated equity method investment line, is expected to ratably increase throughout the year. The 36-inch diameter pipeline, which is fully contracted with minimum volume commitments ("MVCs"), will originate in the Permian Basin and have destination points in the Houston market.
First Quarter 2022 Results | Conference Call Information
Delek US will hold a conference call to discuss its first quarter 2022 results on Tuesday, May 3, 2022 at 11:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) first quarter 2022 earnings conference call that will be held on Tuesday, May 3, 2022 at 9:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations primarily consist of Delek Logistics Partners, LP (NYSE: DKL). Delek US Holdings, Inc. and its affiliates own approximately 78.9% (including the general partner interest) of Delek Logistics Partners, LP at March 31, 2022. Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.
The convenience store retail segment operates approximately 248 convenience stores in West Texas and New Mexico.

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Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; RINs waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; uncertainty relating to the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Adjusted segment contribution margin - calculated as Segment contribution margin adjusted for the identified Adjusting Items in Adjusted net income (loss) that impact Segment contribution margin;
•Refining margin - calculated as the difference between total refining revenues and total cost of materials and other;
•Adjusted refining margin - calculated as refining margin adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that impact refining margin and that, where applicable, can be identified and/or are measured and recognized at the refinery level;
•Refining margin per sales barrel - calculated as refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period;
•Adjusted refining margin per sales barrel - calculated as adjusted refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Segment Contribution Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)
	March 31, 2022	December 31, 2021 As Adjusted(1)
ASSETS
Current assets:
Cash and cash equivalents	$854.1	$856.5
Accounts receivable, net	1,405.0	776.6
Inventories, net of inventory valuation reserves	1,624.2	1,260.7
Other current assets	309.1	126.0
Total current assets	4,192.4	3,019.8
Property, plant and equipment:
Property, plant and equipment	3,675.0	3,645.4
Less: accumulated depreciation	(1,401.0)	(1,338.1)
Property, plant and equipment, net	2,274.0	2,307.3
Operating lease right-of-use assets	196.0	208.5
Goodwill	729.4	729.7
Other intangibles, net	103.7	102.7
Equity method investments	347.8	344.1
Other non-current assets	103.4	100.5
Total assets	$7,946.7	$6,812.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,548.1	$1,695.3
Current portion of long-term debt	82.1	92.2
Obligation under Supply and Offtake Agreements	589.3	487.5
Current portion of operating lease liabilities	52.2	53.9
Accrued expenses and other current liabilities	1,032.3	797.8
Total current liabilities	4,304.0	3,126.7
Non-current liabilities:
Long-term debt, net of current portion	2,130.7	2,125.8
Obligation under Supply and Offtake Agreements	—	—
Environmental liabilities, net of current portion	109.2	109.5
Asset retirement obligations	38.5	38.3
Deferred tax liabilities	218.7	214.5
Operating lease liabilities, net of current portion	141.0	152.0
Other non-current liabilities	29.9	31.8
Total non-current liabilities	2,668.0	2,671.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 88,320,612 shares and 91,772,080 shares issued at March 31, 2022 and December 31, 2021, respectively	0.9	0.9
Additional paid-in capital	1,156.0	1,206.5
Accumulated other comprehensive loss	(3.9)	(3.8)
Treasury stock, 17,575,527 shares, at cost, as of March 31, 2022 and December 31, 2021	(694.1)	(694.1)
Retained earnings	391.3	384.7
Non-controlling interests in subsidiaries	124.5	119.8
Total stockholders’ equity	974.7	1,014.0
Total liabilities and stockholders’ equity	$7,946.7	$6,812.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except share and per share data)	Three Months Ended March 31,
	2022	2021 As Adjusted(1) (2)
Net revenues	$4,459.1	$2,392.2
Cost of sales:
Cost of materials and other	4,152.5	2,172.8
Operating expenses (excluding depreciation and amortization presented below)	139.5	129.9
Depreciation and amortization	62.7	62.3
Total cost of sales	4,354.7	2,365.0
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	27.4	25.4
General and administrative expenses	53.1	41.1
Depreciation and amortization	5.6	6.2
Impairment of goodwill	—	—
Other operating (income) expense, net	(28.4)	1.9
Total operating costs and expenses	4,412.4	2,439.6
Operating income (loss)	46.7	(47.4)
Interest expense, net	38.4	29.4
Income from equity method investments	(10.9)	(4.8)
Other expense (income), net	1.3	(1.0)
Total non-operating expense, net	28.8	23.6
Income (loss) before income tax expense (benefit)	17.9	(71.0)
Income tax expense (benefit)	3.1	(8.3)
Net income (loss)	14.8	(62.7)
Net income attributed to non-controlling interests	8.2	7.3
Net income (loss) attributable to Delek	$6.6	$(70.0)
Basic income (loss) per share	$0.09	$(0.95)
Diluted income (loss) per share	$0.09	$(0.95)
Weighted average common shares outstanding:
Basic	73,236,274	73,803,772
Diluted	73,649,266	73,803,772
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $6 million.

Condensed Cash Flow Data (Unaudited)
(In millions)	Three Months Ended March 31,
	2022	2021 As Adjusted(1)
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$26.8	$(34.3)
Cash flows from investing activities:
Net cash used in investing activities	(30.2)	(46.1)
Cash flows from financing activities:
Net cash (used in) provided by financing activities	1.0	86.4
Net (decrease) increase in cash and cash equivalents	(2.4)	6.0
Cash and cash equivalents at the beginning of the period	856.5	787.5
Cash and cash equivalents at the end of the period	$854.1	$793.5
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Significant Transactions During the Quarter Impacting Results:
Change in Accounting Principle
As of January 1, 2022, we changed our method for accounting for inventory held at the Tyler Refinery to the first-in, first-out ("FIFO") cost method from the last-in, first-out ("LIFO") cost method. This change in accounting method will conform the Company’s refining inventory to a single method of accounting, and will eliminate the inherent volatility in the LIFO valuation of inventory attributable to increments and decrements in historical LIFO layers, which can impact comparability between periods as well as to market conditions and crack spreads. For these reasons, we expect that the newly adopted accounting principle will improve financial reporting by providing better consistency, better transparency, and recognition that better reflects the physical flow of inventory and more accurately reflects the current value of inventory. The effects of this change have been retrospectively applied to all periods presented with a cumulative effect adjustment reflected in the January 1, 2021 beginning retained earnings.
Stock Purchase and Cooperation Agreement
On March 7, 2022, Delek entered into a stock purchase and cooperation agreement (the “Agreement”) with IEP Energy Holding LLC, a Delaware limited liability company, American Entertainment Properties Corp., a Delaware corporation, Icahn Enterprises Holdings L.P., a Delaware limited partnership, Icahn Enterprises G.P. Inc., a Delaware corporation, Beckton Corp., a Delaware corporation, and Carl C. Icahn, (collectively, the “Icahn Group”) pursuant to which the Company purchased an aggregate of 3,497,268 shares of common stock of the Company at a price per share of $18.30, the closing price of a share of Company common stock on the New York Stock Exchange on March 4, 2022, the last trading day prior to the execution of the Agreement, which equals an aggregate purchase price of $64.0 million. The Company funded the transaction from cash on hand. The 3,497,268 shares were cancelled at the time of the transaction.
In addition to the foregoing, under the terms of the Agreement, the Icahn Group withdrew its nomination notice for the nomination of nominees for election to the Company’s board of directors for the Company’s 2022 annual meeting of stockholders. Under the terms of the Agreement, the Icahn Group agreed to standstill restrictions, which requires, among other things, that until the completion of the Company’s 2023 annual meeting of stockholders, the Icahn Group will refrain from acquiring additional shares of the Company common stock.
Membership Interest Purchase Agreement
On April 8, 2022, DKL Delaware Gathering, LLC (the “Purchaser”), a subsidiary of Delek Logistics, entered into a Membership Interest Purchase Agreement with 3 Bear Energy – New Mexico LLC (the “Seller”) to purchase 100% of the limited liability company interests in 3 Bear Delaware Holding – NM, LLC (the “Purchased Interests”), related to Seller’s crude oil and gas gathering, processing and transportation businesses, as well as water disposal and recycling operations, in the Delaware Basin in New Mexico (the “Purchase Agreement”). The purchase price for the Purchased Interests is $624.7 million, subject to customary adjustments under the Purchase Agreement for net working capital and indebtedness. The Purchaser paid a deposit under the Purchase Agreement of approximately $31.2 million. The transactions contemplated by the Purchase Agreement are expected to close around mid-year 2022.
Insurance Recoveries
During the first quarter 2022, we received insurance recoveries related to the fire and freeze events that occurred during the first quarter 2021, and which unfavorably impacted our results during the first two quarters of 2021. The majority of our property and loss claims incurred during that time period were recovered through insurance claims recognized during the third and fourth quarters of 2021, as were $9.9 million ($7.7 million after-tax) of our business insurance claims. For the three months ended March 31, 2022, we have recognized an additional $10.0 million ($7.8 million after-tax) of business interruption insurance recoveries, which were recorded in other operating income on the consolidated statement of income, and we have additional business interruption claims that are outstanding and still pending which are expected to be recognized in future quarters. Because business interruption losses are economic in nature rather than recognized, the related insurance recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA.

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Delek US Holdings, Inc.
Segment Data (Unaudited)
(In millions)
	Three Months Ended March 31, 2022
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and sales)	$3,267.9	$82.8	$209.5	$898.9	$4,459.1
Inter-segment fees and revenues	225.8	123.8	—	(349.6)	—
Operating costs and expenses:
Cost of materials and other	3,276.9	126.2	173.0	576.4	4,152.5
Operating expenses (excluding depreciation and amortization presented below)	119.9	18.1	22.7	6.2	166.9
Segment contribution margin	96.9	62.3	13.8	(33.3)	139.7
Income from equity method investments	0.2	7.0	—	3.7
Segment contribution margin and income (loss) from equity method investments	$97.1	$69.3	$13.8	$(29.6)
Depreciation and amortization	$52.8	$10.4	$3.5	$1.6	68.3
General and administrative expenses					53.1
Other operating income, net					(28.4)
Operating income					$46.7
Capital spending (excluding business combinations)	$14.3	$9.1	$3.0	$6.5	$32.9

	Three Months Ended March 31, 2021 As Adjusted (1)
	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated (1)
Net revenues (excluding inter-segment fees and revenues)	$1,584.5	$56.7	$174.8	$576.2	$2,392.2
Inter-segment fees and revenues	155.6	96.2	—	(251.8)	—
Operating costs and expenses:
Cost of materials and other	1,615.0	81.1	136.5	340.2	2,172.8
Operating expenses (excluding depreciation and amortization presented below) (2)	114.7	14.9	21.6	4.1	155.3
Segment contribution margin (2)	10.4	56.9	16.7	(19.9)	64.1
Income from equity method investments	0.2	4.0	—	0.6
Segment contribution margin and income (loss) from equity method investments	$10.6	$60.9	$16.7	$(19.3)
Depreciation and amortization	$52.1	$10.7	$3.2	$2.5	68.5
General and administrative expenses (2)					41.1
Other operating loss, net					1.9
Operating loss					$(47.4)
Capital spending (excluding business combinations)	$57.8	$7.8	$0.8	$0.6	$67.0
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $6 million.

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Reconciliation of Net Income (Loss) attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended March 31,
$ in millions (unaudited)	2022	2021 As Adjusted(1)
	(Unaudited)
Reported net income (loss) attributable to Delek	$6.6	$(70.0)
Adjusting items (2)
Inventory LCM valuation loss (benefit)	(6.5)	0.7
Business interruption insurance recoveries (3)	(7.8)	—
El Dorado refinery fire losses, net of related recoveries	—	3.7
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	50.6	(9.2)
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	(5.4)
Total adjusting items (2)	36.3	(10.2)
Adjusted net income (loss)	$42.9	$(80.2)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 7.

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share:

	Three Months Ended March 31,
$ in millions (unaudited)	2022	2021 As Adjusted(1)
	(Unaudited)
Reported diluted income (loss) per share	$0.09	$(0.95)
Adjusting items, after tax (per share) (2) (3)
Net inventory LCM valuation loss (benefit)	(0.09)	0.01
Business interruption insurance recoveries (4)	(0.11)	—
El Dorado refinery fire net losses (recoveries)	—	0.05
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.69	(0.12)
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	(0.07)
Total adjusting items (2)	0.49	(0.13)
Adjusted net income (loss) per share	$0.58	$(1.08)
(1)Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(3) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(4) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 7.

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Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended March 31,
$ in millions (unaudited)	2022	2021 As Adjusted(1)
Reported net (loss) income attributable to Delek	$6.6	$(70.0)
Interest expense, net	38.4	29.4
Income tax expense (benefit)	3.1	(8.3)
Depreciation and amortization	68.3	68.5
EBITDA attributable to Delek	116.4	19.6
Adjusting items
Net inventory LCM valuation loss (benefit)	(8.5)	0.9
Business Interruption insurance recoveries (2)	(10.0)	—
El Dorado refinery fire losses, net of related insurance recoveries	—	3.8
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	66.7	(12.1)
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	(6.9)
Net income attributable to non-controlling interest	8.2	7.3
Total Adjusting items	56.4	(7.0)
Adjusted EBITDA	$172.8	$12.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 7.

Reconciliation of U.S. GAAP Segment Contribution Margin to Adjusted Segment Contribution Margin:
	Three Months Ended March 31, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$96.9	$62.3	$13.8	$(33.3)	$139.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(7.2)	—	—	(1.3)	(8.5)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	61.0	(0.2)	—	3.7	64.5
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	2.2	—	—	—	2.2
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	63.2	(0.2)	—	3.7	66.7
Total Adjusting items	56.0	(0.2)	—	2.4	58.2
Adjusted segment contribution margin	$152.9	$62.1	$13.8	$(30.9)	$197.9

	Three Months Ended March 31, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated(1)
Reported segment contribution margin (2)	$10.4	$56.9	$16.7	$(19.9)	64.1
Adjusting items
Net inventory LCM valuation (benefit) loss	0.7	—	—	0.2	0.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(10.5)	(0.2)	—	—	(10.7)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.4)	—	—	—	(1.4)
Total unrealized hedging gain where the hedged item is not yet recognized in the financial statements	(11.9)	(0.2)	—	—	(12.1)
El Dorado refinery fire - workers compensation loss and related litigation accrual	3.8	—	—	—	3.8
Non-cash change in fair value of S&O Obligation associated with hedging activities	(6.9)	—	—	—	(6.9)
Total Adjusting items	(14.3)	(0.2)	—	0.2	(14.3)
Adjusted segment contribution margin	$(3.9)	$56.7	$16.7	$(19.7)	$49.8
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

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Refining Segment Selected Financial Information	Three Months Ended March 31,
	2022	2021 As Adjusted(1)
Tyler, TX Refinery	(Unaudited)
Days in period	90	90
Total sales volume - refined product (average barrels per day)(1)	73,569	73,224
Products manufactured (average barrels per day):
Gasoline	37,228	39,560
Diesel/Jet	29,010	27,741
Petrochemicals, LPG, NGLs	2,251	1,724
Other	1,670	1,471
Total production	70,159	70,496
Throughput (average barrels per day):
Crude oil	66,436	64,753
Other feedstocks	3,720	5,978
Total throughput	70,156	70,731
Total refining revenue ( $ in millions)	$769.9	$490.0
Cost of materials and other ($ in millions) (3)	689.6	408.5
Total refining margin ($ in millions) (2) (3)	$80.3	$81.5
Per barrel of refined product sales:
Tyler refining margin (2) (3)	$12.13	$12.37
Tyler adjusted refining margin (2) (3)	$12.06	$12.36
Operating expenses (4)	$4.30	$3.59
Crude Slate: (% based on amount received in period)
WTI crude oil	86.8%	92.6%
East Texas crude oil	13.2%	6.8%
Other	—%	0.6%
El Dorado, AR Refinery
Days in period	90	90
Total sales volume - refined product (average barrels per day)(1)	81,334	49,711
Products manufactured (average barrels per day):
Gasoline	36,875	17,553
Diesel	29,178	13,973
Petrochemicals, LPG, NGLs	1,019	751
Asphalt	7,123	3,670
Other	785	438
Total production	74,980	36,385
Throughput (average barrels per day):
Crude oil	72,091	34,766
Other feedstocks	3,947	1,666
Total throughput	76,038	36,432
Total refining revenue ( $ in millions)	$812.2	$436.8
Cost of materials and other ($ in millions)	772.6	450.9
Total refining margin ($ in millions) (2)	$39.6	$(14.1)
Per barrel of refined product sales:
El Dorado refining margin (2)	$5.41	$(3.16)
El Dorado adjusted refining margin (2)	$5.31	$(3.12)
Operating expenses (4)	$3.78	$6.42
Crude Slate: (% based on amount received in period)
WTI crude oil	31.4%	44.0%
Local Arkansas crude oil	17.4%	32.2%
Other	51.2%	23.8%

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Refining Segment Selected Financial Information (continued)	Three Months Ended March 31,
	2022	2021 As Adjusted(1)
Big Spring, TX Refinery	(Unaudited)
Days in period - based on date acquired	90	90
Total sales volume - refined product (average barrels per day) (1)	69,129	68,699
Products manufactured (average barrels per day):
Gasoline	32,894	32,812
Diesel/Jet	22,688	20,935
Petrochemicals, LPG, NGLs	3,333	3,148
Asphalt	1,881	1,793
Other	1,280	1,404
Total production	62,076	60,092
Throughput (average barrels per day):
Crude oil	60,633	59,758
Other feedstocks	1,739	929
Total throughput	62,372	60,687
Total refining revenue ( $ in millions)	$825.4	$502.0
Cost of materials and other ($ in millions)	727.6	461.2
Total refining margin ($ in millions) (2)	$97.8	$40.8
Per barrel of refined product sales:
Big Spring refining margin (2)	$15.72	$6.60
Big Spring adjusted refining margin (2)	$15.50	$6.55
Operating expenses (4)	$5.36	$6.50
Crude Slate: (% based on amount received in period)
WTI crude oil	66.7%	62.8%
WTS crude oil	33.3%	37.2%
Krotz Springs, LA Refinery
Days in period - based on date acquired	90	90
Total sales volume - refined product (average barrels per day) (1)	79,832	24,964
Products manufactured (average barrels per day):
Gasoline	32,667	6,118
Diesel/Jet	30,994	4,003
Heavy oils	1,021	182
Petrochemicals, LPG, NGLs	6,927	1,265
Other	7,234	11,216
Total production	78,843	22,784
Throughput (average barrels per day):
Crude oil	72,997	13,554
Other feedstocks	5,464	11,381
Total throughput	78,461	24,935
Total refining revenue ( $ in millions)	$1,090.1	$319.7
Cost of materials and other ($ in millions)	1,047.9	305.6
Total refining margin ($ in millions) (2)	$42.2	$14.1
Per barrel of refined product sales:
Krotz Springs refining margin (2)	$5.88	$6.25
Krotz Springs adjusted refining margin (2)	$5.67	$6.67
Operating expenses (4)	$4.09	$9.20
Crude Slate: (% based on amount received in period)
WTI Crude	64.3%	81.2%
Gulf Coast Sweet Crude	35.7%	18.8%
(1)     Includes inter-refinery sales and sales to other segments which are eliminated in consolidation.
(2)     See the calculations of Adjusted refining margin on the following page as well as Other Items Impacting Refining Margin discussed on page 13.
(3)    Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(4)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

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Reconciliation of Refining margin per barrel to Adjusted Refining margin per barrel (1)

	Three Months Ended March 31,
	2022	2021 As Adjusted (6)
	(Unaudited)
Tyler (2)
Reported refining margin, $ per barrel	$12.13	$12.37
Adjusting items:
Net inventory LCM valuation loss (benefit)	(0.07)	(0.01)
Adjusted refining margin $/bbl	$12.06	$12.36
El Dorado (3)
Reported refining margin, $ per barrel	$5.41	$(3.16)
Adjusting items:
Net inventory LCM valuation loss (benefit)	(0.10)	0.04
Adjusted refining margin $/bbl	$5.31	$(3.12)
Big Spring (4)
Reported refining margin, $ per barrel	$15.72	$6.60
Adjusting items:
Net inventory LCM valuation loss (benefit)	(0.22)	(0.05)
Adjusted refining margin $/bbl	$15.50	$6.55
Krotz Springs (5)
Reported refining margin, $ per barrel	$5.88	$6.25
Adjusting items:
Net inventory LCM valuation loss (benefit)	(0.21)	0.42
Adjusted refining margin $/bbl	$5.67	$6.67
(1)Adjusted refining margin per barrel is presented to provide a measure to evaluate performance excluding inventory valuation adjustments and other items at the individual refinery level. Delek US believes that the presentation of adjusted measures provides useful information to investors in assessing its results of operations at each refinery. Because adjusted refining margin per barrel may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. Additionally, management evaluates other impacts to refining margin by refinery which may not represent adjustments, but which provide information useful for evaluating the results compared to current crack spreads and peers. See the 'Other Items Impacting Refining Margin' for further discussion.
(2)Tyler adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.5 million and $0.1 million of net valuation benefit in the first quarter 2022 and 2021, respectively.
Tyler's refining margin per barrel and the adjusted refining margin per barrel have been adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(3)El Dorado Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.7 million of net valuation benefit and $0.2 million of net valuation loss in the first quarter 2022 and 2021, respectively.
(4)Big Spring Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $1.4 million and $0.3 million of net valuation benefit in the first quarter 2022 and 2021, respectively.
(5)Krotz Springs Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $1.5 million of net valuation benefit and $0.9 million of net valuation loss in the first quarter 2022 and 2021, respectively.

(6)Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Logistics Segment Selected Information	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Pipelines & Transportation: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	72,872	44,118
Refined products pipelines	59,522	26,349
SALA Gathering System	16,156	11,880
East Texas Crude Logistics System	16,056	26,075
Permian Gathering Assets (3)	100,325	73,724
Plains Connection System	162,007	108,361
Trucking Assets	9,306	10,187

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	70,578	71,963
West Texas wholesale marketing throughputs (average bpd)	9,913	10,138
West Texas wholesale marketing margin per barrel	$3.04	$3.42
Big Spring wholesale marketing throughputs (average bpd)	75,549	72,927
Terminalling throughputs (average bpd) (2)	137,622	144,539
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.
(3) Formerly known as the Big Spring Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.

Retail Segment Selected Information	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Number of stores (end of period)	248	253
Average number of stores	248	253
Average number of fuel stores	243	248
Retail fuel sales (thousands of gallons)	39,505	39,765
Average retail gallons sold per average number of fuel stores (in thousands)	163	161
Average retail sales price per gallon sold	$3.54	$2.52
Retail fuel margin ($ per gallon) (1)	$0.31	$0.35
Merchandise sales (in millions)	$69.7	$74.6
Merchandise sales per average number of stores (in millions)	$0.3	$0.3
Merchandise margin %	34.6%	32.7%

	Three Months Ended March 31,
	2022	2021
Same-Store Comparison (2)	(Unaudited)

Change in same-store fuel gallons sold	0.8%	(17.0)%
Change in same-store merchandise sales	(5.2)%	4.2%
(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

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Supplemental Information
Schedule of Inter-refinery Sales, Refinery Sales to Other Segments, and Pricing Statistics Impacting our Refining Segment Selected Financial Information
$ in millions (unaudited)

Inter-refinery Sales	Three Months Ended March 31,
(in barrels per day)	2022	2021
Tyler refined product sales to other Delek refineries	1,107	2,095
El Dorado refined product sales to other Delek refineries	866	445
Big Spring refined product sales to other Delek refineries	639	728
Krotz Springs refined product sales to other Delek refineries	501	—

Refinery Sales to Other Segments	Three Months Ended March 31,
(in barrels per day)	2022	2021

Tyler refined product sales to other Delek segments	—	922
El Dorado refined product sales to other Delek segments	7	7
Big Spring refined product sales to other Delek segments	21,766	22,110
Krotz Springs refined product sales to other Delek segments	—	2,007

Pricing Statistics	Three Months Ended March 31,
(average for the period presented)	2022	2021

WTI — Cushing crude oil (per barrel)	$95.18	$58.03
WTI — Midland crude oil (per barrel)	$95.01	$58.90
WTS -- Midland crude oil (per barrel)	$94.90	$58.77
LLS (per barrel)	$97.49	$60.18
Brent crude oil (per barrel)	$97.92	$61.17

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$23.68	$13.57
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$24.65	$14.33
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$17.14	$7.65

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.71	$1.71
Gulf Coast Ultra low sulfur diesel (per gallon)	$3.02	$1.71
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.69	$1.50
Natural gas (per MMBTU)	$4.59	$2.72
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of WTI Cushing crude, U.S. Gulf Coast CBOB and U.S, Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refined product margin to the Gulf Coast 3-2-1 crack spread consisting of WTI Cushing crude, Gulf Coast 87 Conventional gasoline and Gulf Coast ultra-low sulfur diesel, and for our Krotz Springs refinery, we compare our per barrel refined product margin to the Gulf Coast 2-1-1 crack spread consisting of LLS crude oil, Gulf Coast 87 Conventional gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended March 31,
Reconciliation of Refining Segment Gross Margin (Loss) to Refining Margin	2022	2021 As Adjusted(1)
Net revenues	$3,493.7	$1,740.1
Cost of sales	3,449.6	1,781.8
Gross margin	44.1	(41.7)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization) (2)	119.9	114.7
Depreciation and amortization	52.8	52.1
Refining margin	$216.8	$125.1
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

Calculation of Net Debt	March 31, 2022	December 31, 2021
Long-term debt - current portion	$82.1	$92.2
Long-term debt - non-current portion	2,130.7	2,125.8
Total long-term debt	2,212.8	2,218.0
Less: Cash and cash equivalents	854.1	856.5
Net debt - consolidated	1,358.7	1,361.5
Less: DKL net debt	902.8	894.7
Net debt, excluding DKL	$455.9	$466.8

Other Items Impacting Adjusted Refining Margin:
In addition to the items that were reflected as adjustments for deriving our Adjusted refining margin, which then was used to calculate Adjusted refining margin per barrel presented on page 13, there were other items that were recognized during the periods that impacted our Refining margins at the refineries. The primary items are as follows:
Other Inventory Impact: "Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.

Summary of Other Favorable (Unfavorable) Items Impacting Refining Margin:
$ in millions (unaudited)	Three Months Ended March 31,
	2022	2021 As Adjusted(1)
Tyler
Other inventory impact (2)	$16.5	$52.8
	$16.5	$52.8
El Dorado
Other inventory impact	$14.8	$(7.4)
	$14.8	$(7.4)
Big Spring
Other inventory impact	$31.6	$12.3
	$31.6	$12.3
Krotz Springs
Other inventory impact	$(0.3)	$(9.5)
	$(0.3)	$(9.5)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) During the first quarter of 2022, Tyler also had an additional $18.1 million (pre-tax) favorable other inventory impact associated with a strategic drawdown of certain inventories since December 31, 2021.

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Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

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